Exhibit 3.1

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

RYB EDUCATION, INC.

(adopted by special resolution passed on 20 June 2017)

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

RYB EDUCATION, INC.

(adopted by special resolution passed on 20 June 2017)

1.                                      The name of the company is RYB EDUCATION, INC. (the “Company”).

2.                                      The registered office of the Company will be situated at the offices of Vistra (Cayman) Limited, P. O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1 - 1205 Cayman Islands, Cayman Islands or at such other location as the Directors may from time to time determine.

3.                                      The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Law (as amended) of the Cayman Islands (the “Companies Law”).

4.                                      The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Law.

5.                                      The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.                                      The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.                                      The capital of the company is US$100,000 divided 100,000,000 shares comprising of: (a) (i) 99,999,999 Ordinary Shares divided into 25,000,000 Class A Ordinary shares with a nominal or par value of US$0.001 each, (ii) 24,999,999 Class B Ordinary shares with a nominal or par value of US$0.001 each and (iii) 50,000,000 Ordinary shares with a nominal or par value of US$0.001 each and (b) one (1) Golden Share with a nominal or par value of US$0.001 provided always that subject to the Companies Law and the Articles of Association the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any

1

postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.                                      The Company may exercise the power contained in Section 206 of the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

2

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

RYB EDUCATION, INC.

(adopted by special resolution passed on 20 June 2017)

i

GENERAL MEETINGS	26

NOTICE OF GENERAL MEETINGS	27

PROCEEDINGS AT GENERAL MEETINGS	27

VOTES OF SHAREHOLDERS	28

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS	30

DIRECTORS	30

ALTERNATE DIRECTOR	31

POWERS AND DUTIES OF DIRECTORS	31

BORROWING POWERS OF DIRECTORS	32

THE SEAL	32

DISQUALIFICATION OF DIRECTORS	33

PROCEEDINGS OF DIRECTORS	33

DIVIDENDS	39

FUTURE INVESTOR FINANCING	40

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION	42

CAPITALISATION OF RESERVES	43

SHARE PREMIUM ACCOUNT	44

NOTICES	44

INDEMNITY	45

NON-RECOGNITION OF TRUSTS	46

WINDING UP	46

AMENDMENT OF ARTICLES OF ASSOCIATION	47

CLOSING OF REGISTER OR FIXING RECORD DATE	47

ii

REGISTRATION BY WAY OF CONTINUATION	48

MERGERS AND CONSOLIDATION	48

DISCLOSURE	48

iii

COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

RYB EDUCATION, INC.

(adopted by special resolution passed on 20 June 2017)

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Law shall not apply to RYB EDUCATION, INC. (the “Company”) and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.                                      In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Affiliate” of a Person (the “Subject Person”) means (i) in the case of a Person other than a natural person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with the Subject Person and (ii) in the case of a natural person, any other Person that directly or indirectly is Controlled by the Subject Person or is a Relative of the Subject Person.  In the case of a Holder, the term “Affiliate” includes (v) any shareholder of such Holder, (w) any of such shareholder’s general partners or limited partners, (x) the fund manager managing such shareholder (and general partners, limited partners and officers thereof), (y) the spouses, lineal descendants and heirs of individuals referred to in (w), and (z) trusts Controlled by or for the benefit of any such individuals referred to in (w), (x) or (y).

“Articles” means these articles of association of the Company, as amended or substituted from time to time.

“Auditor” means the auditor of the Company.

“Board” means the board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the PRC or Hong Kong are required or authorized by law or executive order to be closed or on which a tropical cyclone warning no. 8 or above or a “black” rainstorm warning signal is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m. Hong Kong time.

“Branch Register” means any branch Register of such category or categories of Members as the Company may from time to time determine.

“Chargee” means Ascendent Rainbow (Cayman) Limited as chargee or mortgagee under a Share Charge and its successors or assigns.

“Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company.

“Class A Ordinary Shares” means the redeemable class A ordinary shares with par value of US$0.001 each in the share capital of the Company.

“Class B Ordinary Shares” means the redeemable class B ordinary shares with par value of US$0.001 each in the share capital of the Company.

“Closing Date” means the date of adoption of the Third Amended and Restated Articles of Association of the Company.

“Companies Law” means the Companies Law (as amended) of the Cayman Islands.

“Company Audited Financial Statements” for any Financial Year means the audited consolidated balance sheet of the Company and the audited consolidated statements of income and cash flows of the Company for such Financial Year, in each case prepared by the Auditor in accordance with IFRS and signed by the Auditor with an unqualified opinion confirming that such accounts show a true and fair view of the state of the affairs of the Company.

“Conditions” means the terms and conditions of the Exchangeable Notes.

“Connected Person” has the meaning as set out in Chapter 14A of the Listing Rules of the Main Board of the Hong Kong Stock Exchange.

“Control” of a Person means (i) ownership of more than 50% of the shares in issue or other equity interests or registered capital of such Person or (ii) the power to direct (whether direct or indirect, formal or otherwise) the management or policies of such Person, whether through the ownership of more than 50% of the voting power of such Person, through the power to appoint a majority of the members of the board of directors or similar governing body of such Person, through contractual arrangements or otherwise.

“Controlling Shareholders” or each a “Controlling Shareholder” means RYB Education Limited, an exempted limited liability company incorporated under the laws of the Cayman Islands with its registered office at Offshore Incorporations (Cayman) Limited, Floor 4, Willow House, Cricket Square, P.O. Box 2804, Grand Cayman KY1-1112, Cayman Islands, Trump Creation Limited, an exempted limited liability company incorporated under the laws of the British Virgin Islands with its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Trump Creation”), Joy Year Limited, an exempted limited liability company incorporated under the laws of the British Virgin Islands with its registered office at P.O. Box 957, Road Town, Tortola, British Virgin Islands (“Joy Year”), Bloom Star Limited, an exempted limited liability company incorporated under the laws of the British Virgin Islands with its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (“Bloom Star”).

“Directors” means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof.

“Encumbrance” means (i) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable law, (ii) any lease, sub-lease, occupancy agreement, easement or covenant granting a right of use or occupancy to any Person, (iii) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favour of any Person and (iv) any adverse claim as to title, possession or use.

“Equity Securities” means, with respect to any Person, such Person’s capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital or joint venture or other ownership interests (whether or not such derivative securities are issued by such Person).

“ESOP” means (i) the employee share option plan A adopted by the Company on 11 September 2009 pursuant to which up to 4.8% of the Company’s Ordinary Shares may be issued; and (ii) the employee share option plan B adopted by the Company on 26 September 2011 pursuant to which up to 5.2% of the Company’s Ordinary Shares may be issued, and “ESOP Participant” means any Person who holds ESOP Share Options or any Ordinary Shares issued pursuant to the exercise of ESOP Share Options.

“ESOP Share Options” means any share options granted pursuant to the ESOP.

“Event of Default” means an Event of Default under the Conditions.

“Exchangeable Notes” means the secured exchangeable redeemable notes issued by RYB to Ascendent Rainbow (Cayman) Limited in the principal amount of US$51,700,000, exchangeable into Class B Ordinary Shares.

“Financial Year” means the financial year of the each Group Company, ending on December 31.

“Founders” means Ms. Shi Yanlai, holder of PRC Identity Card No. 110108197010262244 and Mr. Cao Chimin, holder of PRC Identity Card No. 110108196308166090.

“Golden Share” means the redeemable preference share issued by the Company as at the Closing Date to the Investor which shall be automatically redeemed by the Company on the date of termination of the Shareholder and Noteholder Agreement and shall entitle the holder of each Golden Share to nominate, remove and replace the Investor Directors (as defined in Article 100). For the avoidance of doubt, the Golden Share shall not entitle its holder to economic rights or voting rights other than in respect of the nomination, removal and replacement of the Investor Directors.

“Group” or “Group Companies” means the Company, the HK Holdco, the Onshore Companies and any other Subsidiary of the Company and any Onshore Company may acquire or establish from time to time; and “Group Company” means a member of the Group.

“HK Holdco” means a wholly owned subsidiary of the Company incorporated in Hong Kong.

“Holder” means any Person who at the relevant time holds any Exchangeable Notes or Ordinary Shares into which any Exchangeable Notes were exchanged.

“Holder Pro Rata Share” means, in relation to any Holder, the proportion that the number of Ordinary Shares held by such Holder, together with the number of Ordinary Shares issuable on exchange of all Exchangeable Notes held by such Holder, bears to the aggregate number of Ordinary Shares held by all Holders, together with all Ordinary Shares issuable upon exchange of all Exchangeable Notes held by all Holders, in each case on a fully-diluted basis.

“Investor” means Ascendent Rainbow (Cayman) Limited, an exempted limited liability company incorporated under the Laws of the Cayman Islands with its registered office at Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

“IPO” means an initial public offering and listing of and permission to deal in the ordinary shares of any Group Company on a stock exchange of recognized international reputation.

“Liabilities” means all indebtedness and other liabilities of any nature whatsoever, actual or contingent, and whether or not of a nature required to be disclosed in the accounts of any Group Company.

“Lock-Up Period” means, in connection with any IPO, any period during which the sale of Ordinary Shares held by the Holders is prohibited or restricted pursuant to applicable laws, regulations or stock exchange rules or lock-up agreements required by the underwriters of such IPO.

“Losses” has the meaning set out in the Shareholder and Noteholder Agreement.

“Majority Holders” means Holders collectively holding more than 50% of the sum of (i) the total number of Ordinary Shares into which the Exchangeable Notes have been exchanged and (ii) the total number of Ordinary Shares into which all Exchangeable Notes then still outstanding are exchangeable at the relevant time, in each case excluding (a) any holding of the Controlling Shareholders or their respective Affiliates, whether acquired pursuant to Article 41 or otherwise, and (b) each Golden Share.

“Memorandum of Association” means the memorandum of association of the Company, as amended or substituted from time to time.

“Ms. Shi” means Ms. Shi Yanlai, holder of PRC Identity Card No. 110108197010262244.

“Office” means the registered office of the Company as required by the Companies Law.

“Officers” means the officers for the time being and from time to time of the Company.

“Onshore Companies” means collectively, the WFOE, the Operating Company and any Subsidiaries of the WFOE or the Operating Company established or to be established in the PRC, and “Onshore Company” means any of them.

“Operating Company” means Beijing RYB Children Education Technology Development Co., Ltd (北京红黄蓝儿童科技发展有限公司), a limited liability company established in Beijing, the PRC.

“Ordinary Resolution” means a resolution:

(a)                                 passed by a simple majority of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)                                 approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

“Ordinary Shares” means Class A Ordinary Shares and/or Class B Ordinary Shares and/or Ordinary Shares. All references to “Ordinary Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Ordinary Share” shall include a fraction of an Ordinary Share.

“Ordinary Share Equivalent” means any security or obligation that is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Company and any option, warrant or other subscription or purchase right with respect to Ordinary Shares or such other share capital, including but not limited to the Exchangeable Notes and excluding any options granted pursuant to the ESOP and each Golden Share.

“paid up” means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up.

“Person” means an individual, corporation, joint venture, enterprise, partnership, trust, unincorporated association, limited liability company, government or any department or agency thereof, or any other entity (whether or not having separate legal personality).

“Playgroup Business” has the meaning as set out in the Shareholder and Noteholder Agreement.

“PRC” means mainland China (for purposes of these Articles excluding Taiwan and the Special Administrative Regions of Hong Kong and Macau).

“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Companies Law and these Articles, means the Register maintained by the Company pursuant to the Companies Law and these Articles that is not designated by the Directors as a Branch Register.

“Qualified Exchange” means (i) the main board of the Stock Exchange of Hong Kong Limited; (ii) the New York Stock Exchange or the NASDAQ Stock Market’s National Market System; (iii) the main boards of the Shanghai Stock Exchange or Shenzhen Stock Exchange; or (iv) any other exchange of recognized international reputation and standing duly approved by the Majority Holders.

“Qualified IPO” means an IPO of Ordinary Shares on a Qualified Exchange, (i) immediately prior to the completion of which the Company has a market capitalization of not less than the equivalent of US$400,000,000 and (ii) results in aggregate proceeds to the Company of no less than US$67,000,000.

“Relative” of a natural person means the spouse of such person and any parent, grandparent, child, grandchild, sibling, uncle, aunt, nephew, niece or great-grandparent of such person or spouse.

“Register” means the register of Members of the Company required to be kept pursuant to the Companies Law and includes any Branch Register(s) established by the Company in accordance with the Companies Law.

“RYB” means RYB Education Limited, an exempted limited liability company incorporated under the laws of the Cayman Islands with its registered office at Offshore Incorporations (Cayman) Limited, Floor 4, Willow House, Cricket Square, P.O. Box 2804, Grand Cayman KU1-1112, Cayman Islands.

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof.

“Secretary” means any Person appointed by the Directors to perform any of the duties of the secretary of the Company.

“Secured Share” means Share that is subject to a security interest created by a Share Charge.

“Senior Managers” means each executive officer and the director of finance of each Group Company.

“Share” means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share.

“Share Charge” means a share charge, share mortgage or similar instrument in writing granted by RYB Education Limited, Bloom Star Limited, Joy Year Limited and/or Trump Creation Limited (or their respective successors or assigns as chargor or mortgagor (or in a similar capacity)) in favour of the Chargee pursuant to which security interests are created over Shares.

“Shareholder” or “Member” means a Person who is registered as the holder of Shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber.

“Shareholder and Noteholder Agreement” means the Shareholder and Noteholder Agreement dated 5 November 2015 entered into between the Company, the Founders, the Controlling Shareholders, China Growth Capital Limited, Sunny Ocean and the Investor.

“Share Premium Account” means the share premium account established in accordance with these Articles and the Companies Law.

“signed” means bearing a signature or representation of a signature affixed by mechanical means.

“Special Resolution” means a special resolution of the Company passed in accordance with the Companies Law, being a resolution:

(a)                                 passed by a majority of not less than two-thirds of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(b)                                 approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

“Subsidiary” means any Person that the Company directly or indirectly Controls at any time, which for the avoidance of doubt includes the Operating Company and each subsidiary of the Operating Company, if any.

“Sunny Ocean” means Sunny Ocean International Limited a limited liability company incorporated under the laws of the British Virgin Islands with its registered office at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

“Trade Sale” means (i) the acquisition of RYB, the Company, HK Holdco or WFOE by another entity by means of any transaction or series of related transactions or (ii) a sale of all or substantially all of the assets of the Group.

“Transfer” has the meaning set out in Article 36 of these Articles.

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed, surrendered or otherwise acquired by the Company and not cancelled.

“WFOE” means Beijing RYB Technology Development Co., Ltd (北京红黄蓝科技发展有限公司), a wholly foreign owned enterprise established in Beijing, the PRC.

2.                                      In these Articles, save where the context requires otherwise:

(a)                                 words importing the singular number shall include the plural number and vice versa;

(b)                                 words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)                                  the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)                                 reference to a dollar or dollars or USD (or $) and to a cent or cents is reference to dollars and cents of the United States of America;

(e)                                  reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)                                   reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case; and

(g)                                  reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another.

3.                                      Subject to the preceding Articles, any words defined in the Companies Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.                                      The business of the Company may be commenced at any time after incorporation.

5.                                      The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.                                      The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company.  Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.                                      The Directors shall keep, or cause to be kept, the Register at such place or (subject to compliance with the Companies Law and these Articles) places as the Directors may from time to time determine. In the absence of any such determination, the Register shall be kept at the Office.  The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Companies Law, provided always that a duplicate of such Branch Register(s) shall be maintained with the Principal Register in accordance with the Companies Law.

SHARES

8.                                      Subject to the other provisions of these Articles, all Shares for the time being unissued shall be under the control of the Directors who may:

(a)                                 issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and

(b)                                 grant options with respect to such Shares and issue warrants or similar instruments with respect thereto;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued, save that the Directors may not issue, allot or dispose of such unissued shares without the prior written consent of the Chargee.

9.                                      Subject to the other provisions of these Articles, the Directors, or the Shareholders by Ordinary Resolution, may authorise the division of Shares into any number of Classes and sub-classes and the different Classes and sub-classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or the Shareholders by Ordinary Resolution.

10.                               Subject to the other provisions of these Articles, the Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other.  The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.                               Subject to the other provisions of these Articles, the Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

MODIFICATION OF RIGHTS

12.                               Subject to other provisions of these Articles, whenever the capital of the Company is divided into different Classes (and as otherwise determined by the Directors), the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class, only be materially adversely varied or abrogated with the consent in writing of the holders of not less than two-thirds of the issued Shares of the relevant Class, or with the sanction of a resolution passed at a separate meeting of the holders of the Shares of such Class by a majority of two-thirds of the votes cast at such a meeting.  To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons at least holding or representing by proxy 50% in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by him.  For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes.  The Directors may vary the rights attaching to any Class without the consent or approval of Shareholders provided that the rights will not, in the determination of the Directors, be materially adversely varied or abrogated by such action.

13.                               The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class by the Company.

CERTIFICATES

14.                               No Person shall be entitled to a certificate for any or all of his Shares, unless the Directors shall determine otherwise.

FRACTIONAL SHARES

15.                               Subject to the other provisions of these Articles, the Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN

16.                               The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share except in each case for any Secured Share.  The Company also has a first and paramount lien on every Share (other than fully paid Shares) registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable).  The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article.  The Company’s lien on a Share extends to any amount payable in respect of it.

17.                               The Company may sell, in such manner as the Directors may determine, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

18.                               For giving effect to any such sale the Directors may authorise some Person to transfer the Shares sold to the purchaser thereof.  The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19.                               The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

20.                               Subject to the terms on which such Shares have been issued, the Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares.

21.                               The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

22.                               If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight per cent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

23.                               The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

24.                               The Directors may make arrangements on the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

25.                               The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight per cent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors.

FORFEITURE OF SHARES

26.                               If a Shareholder fails to pay any call or instalment of a call in respect of any Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued. The provisions of these Articles as to forfeiture shall not apply to any Share that is the subject of the Share Charge.

27.                               The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

28.                               If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

29.                               A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

30.                               A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

31.                               The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

32.                               The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

33.                               The instrument of transfer of any Share shall be in any usual or common form or such other form as the Directors may determine (provided that any form of instrument set out in a Share Charge shall be sufficient where the relevant transfer is Secured Shares to a Chargee (or to any nominee of the Chargee)) and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

34.                               All instruments of transfer that are registered shall be retained by the Company, but any instrument of transfer that the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same.

35.                               The Directors may not (a) register any transfer of any Secured Shares; (b) purchase, redeem or otherwise acquire any Secured Shares; or (c) issue any new or replacement share certificate (if any) for any Secured Shares, without the written consent of the Chargee (or its nominee).

RESTRICTIONS ON TRANSFER OF SHARES

36.                               Limitation on Transfers.  No Shareholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of, or grant any right, title or interest (including any contractual or other legal arranging having the effect of transferring any or all of the benefits of ownership) in, or suffer to exist (whether by operation of law or otherwise) any Encumbrance on (each, a “Transfer”) any Ordinary Shares unless such Transfer is:

(a)                                 in compliance with Articles 36 to 41 applicable to such Transfer (if any); or

(b)                                 any Transfer to the extent necessary to give effect to the provisions contained in Article 49 (Drag Sale) and Articles 144 to 147; or

(c)                                  any Transfer by the Company of Ordinary Shares to the relevant Holder upon the exchange by such Holder of all or any portion of the Exchangeable Notes held by such Holder; or

(d)                                 any Shortfall Transfer (as defined in Article 54); or

(e)                                  the granting of a Share Charge or a transfer of Secured Shares (pursuant to the terms of the relevant Share Charge) to the Chargee (or its nominee)

(the Transfers stipulated in (a) to (e), the “Exempt Transfers”).  Any attempt to Transfer any Ordinary Shares in violation of the preceding sentence shall be null and void ab initio, and the Company shall not register any such Transfer.

37.                               Transfers in Compliance with Law.  Notwithstanding any other provision of these Articles, no Shareholder shall Transfer any Ordinary Share and no Holder shall Transfer any Exchangeable Notes unless (i) the transferee has agreed in writing to be bound by the terms and conditions of the Shareholder and Noteholder Agreement pursuant to a Deed of Adherence substantially in the form attached thereto as Exhibit A, and (ii) the Transfer complies in all respects with the other applicable provisions of these Articles and the Shareholder and Noteholder Agreement and applicable securities laws and regulations.

38.                               Lock-Up.  Except where the prior written approval of the Majority Holders has been obtained and except in the case of Exempt Transfers: (i) the Controlling Shareholders and Sunny Ocean shall not Transfer any Ordinary Shares or Ordinary Share Equivalents, (ii) each Controlling Shareholder, and Sunny Ocean shall ensure that none of their respective direct or indirect shareholders shall Transfer any Equity Securities in the relevant Controlling Shareholder or Sunny Ocean, and that no Transfer of any direct or indirect beneficial interest in the relevant Controlling Shareholder or Sunny Ocean shall be allowed, (iii) the Founders shall not Transfer, nor permit any other Person to Transfer, any Equity Securities in any Controlling Shareholder or Sunny Ocean nor shall the Founders permit any Controlling Shareholder or Sunny Ocean to redeem or repurchase any Equity Securities or issue any Equity Securities, and (iv) the Company shall not permit any ESOP beneficiary to Transfer any ESOP Share Options or any Ordinary Share issued pursuant to the exercise of such options and shall refuse to register any such Transfer, to the extent applicable.

39.                               Right of First Refusal.

(a)                                 Transfers Subject to Right of First Refusal.  Subject to Articles 36 to 41, in particular Article 38 above, if any Founder, Sunny Ocean, any Controlling Shareholder or any ESOP Participant (a “Selling Shareholder”) proposes to Transfer any Ordinary Shares (and, in the case of an ESOP Participant, any ESOP Share Options) it held, directly or indirectly, to any Person other than an Exempt Transfer, then the Holders (the “ROFR Offerees”) shall have a right of first refusal (the “Right of First Refusal”) to purchase such Ordinary Shares as provided in this Article 39.

(b)                                 Transfer Notice.  If a Selling Shareholder receives a bona fide offer to acquire any Ordinary Shares or ESOP Share Options held, directly or indirectly, by the Selling Shareholder and the Selling Shareholder proposes to accept such offer, the Selling Shareholder shall send written notice (the “Transfer Notice”) to each ROFR Offeree, which notice shall state (i) the name of the Selling Shareholder, (ii) the name and address of the proposed transferee (the “Transferee”), (iii) the number of Ordinary Shares or ESOP Share Options to be Transferred, directly or indirectly (the “Offered Shares”), (iv) the amount and form of the proposed consideration for the Transfer, (v) the other terms and conditions of the proposed Transfer, (vi) the number of Ordinary Shares and ESOP Share Options the Selling Shareholder then owns, directly or indirectly, on an as converted but otherwise non-diluted basis, (vii) the expected date of consummation of the proposed Transfer, (viii) a representation that the proposed Transferee has been informed of the Co-Sale Rights provided for in Article 40 and has agreed to purchase all Ordinary Shares required to be purchased in accordance with the terms of Article 40 and (ix) a representation that no consideration, tangible or intangible, is being provided to the Selling Shareholder that is not reflected in the price to be paid to the Holders exercising its Co-Sale Rights provided for in Article 40.  Such Transfer Notice shall be accompanied by true and complete copies of all agreements between the Selling Shareholder and the Transferee regarding the proposed Transfer.  In the event that the proposed consideration for the Transfer includes consideration other than cash, the Transfer Notice shall include a calculation of the fair market value of such consideration and an explanation of the basis for such calculation.  The total value of the consideration for the proposed Transfer is referred to herein as the “Offer Price”.

(c)                                  Rights of the Offerees.  For a period of not more than 30 days after delivery of a Transfer Notice (the “ROFR Offer Period”), each ROFR Offeree shall have the right, exercisable by the delivery of an Acceptance Notice as provided in Article 39(d), to purchase all or any portion of the Offered Shares at a purchase price equal to the Offer Price per Ordinary Share and upon the other terms and conditions set forth in the

Transfer Notice.  Each such ROFR Offeree shall have the right to purchase their Holder Pro Rata Share of the Offered Shares. If any ROFR Offeree does not fully subscribe for the number or amount of Offered Shares it is entitled to purchase, then each ROFR Offeree who has elected to purchase their Holder Pro Rata Share of Offered Shares (each a “Fully Participating ROFR Offeree”) shall have the right to purchase their Participating Holder Pro Rata Share of the Offered Shares not so subscribed for (for the purposes of this Article 39(c), the “Excess Offered Shares”).  The procedure described in the preceding sentence shall be repeated until there are no remaining Excess Offered Shares.  If the ROFR Offerees do not purchase all of the Offered Shares pursuant to Article 39(b), then the Selling Shareholder may, subject to Article 40, sell the remaining Offered Shares to the Transferee identified in the Transfer Notice upon the terms and conditions set forth in the Transfer Notice in accordance with Article 39(e).

(d)                                 Exercise of Rights.  The Right of First Refusal of each Offeree under Article 39(c) shall be exercisable by delivering written notice of exercise (an “Acceptance Notice”) within the ROFR Offer Period to the Selling Shareholder.  Each Acceptance Notice shall include a statement of (i) the relevant ROFR Offeree’s calculation of its Holder Pro Rata Share and (ii) the number of Offered Shares that such ROFR Offeree intends to purchase.  An Acceptance Notice shall be irrevocable and shall constitute a binding agreement by such ROFR Offeree to purchase all of the Offered Shares as set forth in the Acceptance Notice.  The failure by an ROFR Offeree to give an Acceptance Notice within the ROFR Offer Period shall be deemed to be a waiver of such ROFR Offeree’s Right of First Refusal.

(e)                                  Sale to Transferee.  Subject to Article 40, the Selling Shareholder may Transfer any of the Offered Shares that the ROFR Offerees do not elect to purchase within the ROFR Offer Period to the Transferee identified in the Transfer Notice on the terms and conditions set forth in the Transfer Notice; provided, however, that (i) such sale is bona fide, (ii) the price for the sale to the Transferee is the price set forth in the Transfer Notice, (iii) the form of the consideration is exactly as stipulated in the Transfer Notice, (iv) the sale is otherwise on the same terms and conditions set forth in the Transfer Notice and (v) the Transfer is made within three months after the giving of the Transfer Notice.  If such a Transfer does not occur within such three-month period for any reason, the restrictions provided for herein shall again become effective, and no Transfer of Ordinary Shares or ESOP Share Options may be made by the Selling Shareholder thereafter without again making an offer to the ROFR Offerees in accordance with this Article 39.

(f)                                   Closing.  The closing of any purchase of Offered Shares by the ROFR Offerees shall be held at 11:00 a.m. local time on the 60th day after the giving of the Transfer Notice or at such other time as the parties to the transaction may agree.  At such closing, the Selling Shareholder shall deliver certificates representing the Offered Shares, accompanied by duly executed instruments of transfer and the Selling Shareholder’s portion of the requisite transfer taxes, if any.  Such Offered Shares shall be free and clear of any Encumbrance (other than encumbrances arising hereunder or attributable to actions by the relevant ROFR Offeree), and the Selling Shareholder shall so represent and warrant and shall further represent and warrant that it is the beneficial and record owner of such

Offered Shares.  Each ROFR Offeree purchasing Offered Shares shall deliver at such closing payment in full of the portion of the Offer Price attributable to the Offered Shares such ROFR Offeree is purchasing.  At such closing, all of the parties to the transaction shall execute such additional documents as may be necessary or appropriate to effect the sale of the Offered Shares to the ROFR Offerees.

40.                               Right of Co-Sale.

(a)                                 Holder’s Right of Co-Sale.  Each Holder may, by giving written notice to the Selling Shareholder within 30 days after its receipt of the Transfer Notice, notify the Selling Shareholder that such Holder wishes to sell a portion of the Ordinary Shares held thereby and Ordinary Shares into which the Exchangeable Notes then held by such Holder are exchangeable, up to such Holder’s Pro Rata Share, pursuant to this Article 40(a) and the number of Ordinary Shares to be sold.  Such Holder (a “Co-Sale Participant”) shall therefore have the right to participate in the sale of Offered Shares, on the same terms and conditions as specified in the Transfer Notice as further provided in Article 40 (such right, the “Co-Sale Right”). If any Holder does not choose to fully exercise its Co-Sale Rights, then the Selling Shareholder shall offer the remaining Co-Sale Participants the right to sell such additional number of Ordinary Shares then held or Ordinary Shares into which the Exchangeable Notes then held are exchangeable equal to such Co-Sale Participants’ Participating Holder Pro Rata Share multiplied by the number of Ordinary Shares the Co-Sale Right in respect of which has not been taken up.

(b)                                 If the Transfer Notice provides for a Transfer of the ordinary shares of RYB, the Holders shall have the right to sell Ordinary Shares and all calculations shall be made as if the Holders had exchanged the Exchangeable Notes and had swapped all Ordinary Shares that they hold subsequent to such deemed exchange for the ordinary shares of RYB such that they would be deemed to hold the same percentage of the share capital of RYB as they would have of the Company, in each case on a fully diluted basis.

(c)                                  Each Co-Sale Participant shall effect its participation in the sale by promptly delivering to the Selling Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

(i)            the number of Ordinary Shares that such Co-Sale Participant elects to sell; or

(ii)           the number of Ordinary Shares into which the Exchangeable Notes then held by such Co-Sale Participant are exchangeable, as the case may be (in each case, as adjusted for share splits, share dividends, combinations and recapitalizations).  The Company shall make any such conversion or exchanges, as the case may be, concurrent with the actual transfer of such Ordinary Shares to the purchaser and contingent upon such Transfer.

(d)                                 The share certificate or certificates that the Co-Sale Participant delivers to such Selling Shareholder pursuant to Article 40(c) shall be transferred to the prospective purchaser in consummation of the sale of the Offered Shares to the terms and conditions specified in the Transfer Notice, and such Selling Shareholder shall concurrently therewith remit to such Co-Sale Participant that portion of the sale proceeds to which such Co-Sale Participant is entitled by reason of its participation in such sale.  To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from a Co-Sale Participant exercising its rights of co sale hereunder, such Selling Shareholder shall not sell to such prospective purchaser or purchasers any Ordinary Shares unless and until, simultaneously with such sale, such Selling Shareholder shall purchase such Ordinary Shares or other securities from such Co-Sale Participant for the same consideration and on the same terms and conditions as the proposed Transfer described in the Transfer Notice.

41.                               Right of First Offer.

(a)                                 Sale Subject to Right of First Offer.  Subject to Articles 36 to 43, if any Holder (the “Selling Holder”) proposes to sell any Ordinary Shares or Exchangeable Notes to any Person (other than pursuant to an Exempt Transfer), then the Controlling Shareholders (the “ROFO Offerees”) shall have a right of first offer (the “Right of First Offer”) to purchase such Ordinary Shares or Exchangeable Notes as provided in this Article 41. This Article 41 shall not apply to a sale by any Holder to its Affiliates or sale by any Holder pursuant to any Trade Sale.

(b)                                 Transfer Notice.  The Selling Holder shall deliver a written notice (the “First Offer Notice”) to the ROFO Offerees, which notice shall specify (i) the number of Ordinary Shares or Exchangeable Notes proposed to be offered (the “Offered Securities”), and (ii) the price and other terms and conditions of the offer.

(c)                                  Rights of the Offerees.  For a period of not more than 30 days after delivery of a First Offer Notice (the “ROFO Offer Period”), the ROFO Offerees shall together have the right to purchase all (but not less than all) of the Offered Securities at the price and upon the terms and conditions as set forth in the First Offer Notice, exercisable by the delivery of an acceptance notice to the Selling Holder setting out the portion of Offered Securities each ROFO Offeree intends to purchase, which shall add up to all Offered Securities among all the ROFO Offerees.  Such an acceptance notice shall be irrevocable and shall constitute a binding agreement by each ROFO Offeree to purchase the Offered Securities as set forth in the acceptance notice. The failure by the ROFO Offerees to give an acceptance notice in accordance with this sub-Section within the ROFO Offer Period shall be deemed to be a waiver of the ROFO Offerees’ Right of First Offer.

(d)                                 Closing.  The closing of any purchase of Offered Securities by the ROFO Offerees shall be held at 11:00 a.m. local time on the 60th day after the giving of the First Offer Notice or at such other time as the parties to the transaction may agree, provided that the closing of the Transfer to each ROFO Offeree shall be conditional upon the closing of the Transfer to each other ROFO Offeree at the same time.  At such closing, the Selling Holder shall deliver certificates representing the Offered Securities, accompanied by duly executed instruments of transfer and the Selling Holder’s portion of the requisite transfer taxes, if any. Each ROFO Offeree purchasing Offered Securities shall deliver at such closing payment in full of the portion of the consideration attributable to the Offered Securities such ROFO Offeree is purchasing.  At such closing, all of the parties to the transaction shall execute such additional documents as may be necessary or appropriate to effect the sale of the Offered Securities to the ROFO Offerees.  Any stamp duty or transfer taxes or fees payable on the transfer of any Offered Securities shall be borne and paid by the participating ROFO Offerees, divided among them in accordance with the portion of the Offered Securities being purchased by each ROFO Offeree.

(e)                                  Sale to Third Party Purchaser.  Where the Offerees have not elected to exercise their Right of First Offer or closing of such purchase has otherwise not occurred in accordance with Article 41(d) above, the Selling Holder may sell all or part of the Offered Securities to any Person on terms and conditions no less favourable to the Selling Holder than those set forth in the First Offer Notice, provided, that (i) the Transfer shall not be to any Person listed in Schedule 2 to the Shareholder and Noteholder Agreement and (ii) the sale is made within one year after the giving of the First Offer Notice.  If such a sale does not occur within such one-year period for any reason, the restrictions provided for herein shall again become effective, and no sale of the Offered Securities may be made by the Selling Holder thereafter without again making an offer to the ROFO Offerees in accordance with this Section.

42.                               The Transfer restrictions set out in Articles 36 to 40 shall not be capable of being avoided by the holding of Ordinary Shares or Ordinary Share Equivalents indirectly through any entity that can itself be sold in order to dispose of an indirect interest in Ordinary Shares or Ordinary Share Equivalents free of such restrictions, or any trust, derivative contract or other economic arrangement transferring the benefits of ownership of any Ordinary Shares or Ordinary Share Equivalents.  The Shareholders undertake that they shall not take any action intended to avoid such restrictions in any manner.  Without limiting the foregoing, and without limiting any of the provisions of Articles 36 to 43, any Transfer or other disposal or issuance of any Equity Securities (or other interest) resulting in any change in the Control of a Controlling Shareholder, Sunny Ocean or of any entity having Control of that Controlling Shareholder or Sunny Ocean, or resulting in the Persons holding the ultimate direct or indirect equity interests in such Controlling Shareholder or Sunny Ocean as of the date such Controlling Shareholder or Sunny Ocean became a party to the Shareholder and Noteholder Agreement owning less than a majority of such equity interest, shall be treated as being a Transfer of the Ordinary Shares or Ordinary Share Equivalents held by that Controlling Shareholder or Sunny Ocean, and the provisions of this Agreement and the Charter Documents that apply in respect of the Transfer of Ordinary Shares or Ordinary Share Equivalents shall thereupon apply in respect of the Ordinary Shares or Ordinary Share Equivalents so held.

43.                               Within one Business Day after registering any Transfer of Ordinary Shares or Equity Securities on its books, the relevant Group Company shall send a notice to each Holder and each Shareholder stating that such Transfer has taken place and setting forth the name of the transferor, the name of the transferee and the number and class of Equity Securities involved.

PREEMPTIVE RIGHTS AND FUTURE ISSUANCE

44.                               Restrictions.  Subject to the other provisions of these Articles, the Company shall not issue any securities (including any Equity Securities or any debt or other securities of any kind) of any type or class to any Person (the “Proposed Recipient”) unless the Company has first offered each Holder in accordance with Articles 44 to 46 the right to purchase such Holder’s Holder Pro Rata Share of such issuance for a per unit consideration, payable solely in cash, equal to the per unit consideration to be paid by the Proposed Recipient and otherwise on the same terms and conditions as are offered to the Proposed Recipient; provided that the foregoing restriction shall not apply to (i) any issuance of Ordinary Shares upon the conversion, exercise or exchange of the Ordinary Share Equivalents in accordance with the terms hereof or the Conditions, (ii) any issuance of Ordinary Shares in a Qualified IPO approved by the board of the Company in accordance with these Articles, and (iii) any issuance of Ordinary Shares pursuant to the exercise of any share options granted under the ESOP.

45.                               Notice.  Not less than 65 days (or such shorter period as agreed in advance and in writing by the Majority Holders) before a proposed issuance of securities other than in connection with an issuance to which Article 44 does not apply (a “Proposed Issuance”), the Company shall deliver to each Holder written notice of the Proposed Issuance (the “Proposed Issuance Notice”) setting forth (i) the number, type and terms of the securities to be issued, (ii) the consideration to be received by the Company in connection with the Proposed Issuance and (iii) the identity of the Proposed Recipients.

46.                               Exercise of Rights.  Within 45 days (or such shorter period as agreed in advance and in writing by the Majority Holders) following delivery of the Proposed Issuance Notice (the “Proposed Issuance Offer Period”), each Holder electing to exercise its rights under Articles 44 to 46 shall give written notice to the Company specifying the number of securities to be purchased by such Holder and the calculation by such Holder of its Holder Pro Rata Share.  Except as provided in the next succeeding sentence, failure by any Holder to give such notice within such 45 day period shall be deemed a waiver by such Holder of its rights under Articles 44 to 46 with respect to such Proposed Issuance.  If the Company fails to comply with the notice provisions of Article 45, then the Company shall not issue securities pursuant to Articles 44 to 46 and if purported to be issued, such issuance of securities shall be void.  The offer of the Proposed Issuance may be accepted by a Holder (the “Accepting Holder”) as to all or some of the securities offered.  Securities not accepted by an Accepting Holder (each a “Rejected Security”) shall be offered to all Accepting Holders on the day falling one day after the expiry of the Proposed Issuance Offer Period. Each of the Accepting Holders may acquire up to such number of Rejected Securities as is determined by multiplying the relevant Accepting Holder’s Participating Holder Pro Rata Share by the number of Rejected Securities.  This procedure shall continue until all Rejected Securities have been taken up by the Accepting Holders, or until each Accepting Holder has indicated that they do not wish to take up additional Rejected Securities. If any of the Rejected Securities are not acquired by the Accepting Holders, the Company shall have 20 days from the expiration of the Proposed Issuance Offer Period to complete the issuance of the Rejected Securities on the same terms and conditions as set forth in the Proposed Issuance Notice.  If such sale is not consummated within such 20-day period, the Company shall not proceed with the Proposed Issuance without again first complying with each requirement in Articles 44 to 46.

DRAG SALE

47.                               Subject to Articles 47 to 53, if (a) no Qualified IPO has occurred within four years after the Closing Date, or (b) an Event of Default has occurred, then the Majority Holders may serve a written notice on the Controlling Shareholders containing a statement that the Majority Holders wish to pursue a Trade Sale (the “Trade Sale Offer Notice”). The Trade Sale Offer Notice shall specify the details required to be contained in a First Offer Notice, except that the number of Offered Securities shall be all Ordinary Shares and Exchangeable Notes held by all Holders, and the provisions of Articles 41(b) to 41(d) (Right of First Offer) above shall apply mutatis mutandis to the proposed sale; provided that unless waived by the prior written consent of the Majority Holders, the consideration payable to each Holder for its Exchangeable Notes by the Controlling Shareholders shall be no less than the Redemption Amount (as defined in the Conditions).

48.                               Provided that the provisions of Article 47 have been complied with, if any Holder receives a bona fide offer from a third party purchaser to effect a Trade Sale, the Majority Holders shall have the right to require that (i) each Shareholder participates in the sale of all of their respective holding of the Ordinary Shares and Ordinary Share Equivalents, or (ii) each Shareholder, Controlling Shareholder and Founder, Sunny Ocean and HK Holdco shall take all actions reasonably requested by the Majority Holders in connection with the consummation of a sale of all or substantially all of the Group’s assets, in each case in accordance with Articles 47 to 53 (such Trade Sale, a “Drag Sale”).

49.                               Drag Sale.   The Majority Holders shall exercise their rights pursuant to Article 49 by delivering a written notice (the “Drag Sale Notice”) to each Shareholder no later than 20 Business Days prior to the proposed closing date of such Drag Sale.  The Drag Sale Notice shall describe in reasonable detail:

(a)                                 the way the Drag Sale will be effected;

(b)                                 the identity of the third party purchaser;

(c)                                  the proposed date, time and location of the closing of the Drag Sale;

(d)                                 the total, aggregate purchase price and the other material terms and conditions of the third party purchaser offer, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; and

(e)                                  a copy of any form of agreement proposed to be executed in connection therewith.

50.                               For the avoidance of doubt, the purchase price set forth in the Drag Sale Notice may be less on a fully diluted, per Ordinary Share basis than the price set forth in the Trade Sale Offer Notice on a fully diluted, per Ordinary Share basis as long as the amount that would be received by the Holders of the Exchangeable Notes pursuant to the Waterfall will be equal to or greater than what the Holders of the Exchangeable Notes would have received had the Controlling Shareholders accepted the offer set forth in the Trade Sale Offer Notice.

51.                               Without limiting the generality of Article 49, if requested by the Majority Holders, (i) if the Drag Sale to be is to be effected by way of a sale of all shares or equity interest in the Company, HK Holdco or WFOE, each shareholder shall be bound to transfer all Ordinary Shares and Ordinary Share Equivalents and any other Equity Securities issued by the relevant Group Company held by it or over which it exercises dispositive power to the third party purchaser, (ii) each Shareholder, the Company, Founder, Sunny Ocean and HK Holdco shall, and shall cause each director on the board of directors of each Group Company nominated by it, to be present at all board or shareholder meetings at which the Drag Sale is to be voted on, to vote in favour of the Drag Sale, and to vote against any proposal that could reasonably be expected to delay or impair the consummation of the Drag Sale, (iii) each Shareholder, the Company, Founder, Sunny Ocean and HK Holdco shall refrain from exercising any dissenters’ rights or rights of appraisal under applicable law with respect to such Drag Sale and shall execute and deliver all related documentation (including without limitation execution of any relevant sale agreement and duly completed share or other security transfer forms and delivery of relevant share, note and/or warrant certificates), and (iv) each Shareholder, the Company, Founder, Sunny Ocean and HK Holdco shall take such other action in support of the Drag Sale as shall be reasonably requested by the Majority Holders.

52.                               The proceeds from a Drag Sale shall be distributed by the Majority Holders, after deducting any fees and expenses in accordance with Article 53, according to the following priority (the “Waterfall”):

(a)                                 in the case of a Drag Sale by way of a sale the entire registered capital of WFOE, any Liabilities of HK Holdco and the Company shall first be paid out of the proceeds, and in the case of a Drag Sale by way of a sale the entire issued share capital of HK Holdco, any Liabilities of the Company shall first be paid out of the proceeds;

(b)                                 following which if so elected by the Majority Holders, the Redemption Amount (as defined in the Conditions) shall be paid to each Holder with respect to the Exchangeable Notes held by such Holder;

(c)                                  the remaining proceeds shall be distributed to each Holder and Shareholder in proportion to their respective Pro Rata Share, provided that if the Majority Holders have opted to make a distribution under Article 52(b), any Exchangeable Notes held by a Holder shall not be taken into account in the calculation of such Holder’s Pro Rata Share.

53.                               The fees and expenses of the Holders incurred in connection with a Drag Sale, to the extent not paid or reimbursed by the third party purchaser, shall be divided pro rata among the Holders and Shareholders based on the consideration received by the Holders and the Shareholders and deducted from the portion of the proceeds of the Drag Sale payable to the Holders and Shareholders.

SATISFACTION OF EXCHANGE OBLIGATION

54.                               If at any time the number of Ordinary Shares held by RYB is less than such number of Ordinary Shares that would be transferrable to the Holders or any designee upon exchange of the

Exchangeable Notes in full (the occurrence of such event, the “Exchange Share Shortfall”), unless otherwise agreed in writing by the Majority Holders, RYB and Joy Year and/or Bloom Star shall within one Business Day after the occurrence of such  Exchange Share Shortfall complete the transfer from Joy Year and/or Bloom Star to RYB at nil consideration of such number of Class A Ordinary Shares that is equal to the shortfall between the number of Ordinary Shares that would be transferrable to the Holders or any designee upon exchange of the Exchangeable Notes in full and the number of Ordinary Shares RYB holds upon the Exchange Share Shortfall occurrence (the “Shortfall Transfer”).  Upon the completion of RYB’s acquisition of Class A Ordinary Shares, all of the Class A Ordinary Shares acquired by RYB pursuant to this Article 54 shall automatically be converted into Class B Ordinary Shares, with each one Class A Ordinary Share converting into one Class B Ordinary Share. Each Founder shall procure that the Shortfall Transfer occurs in accordance with this Article 54.

LIQUIDITY AND MANDATORY CONVERSION OF ORDINARY SHARES ON QUALIFIED IPO

55.                               The Controlling Shareholders, Founders, Sunny Ocean, the Company and HK Holdco shall each cooperate in good faith and use their respective best efforts, to cause a Qualified IPO or Trade Sale to be implemented as soon as practicable after the Closing Date and in any case before the fourth anniversary of the Closing Date. Without prejudice to the generality of the foregoing:

(a)                                 At the request of the Majority Holders, the Controlling Shareholders, the Founders, Sunny Ocean, the Company and HK Holdco shall each ensure that a resolution with respect to the initiation of the preparation for an IPO or Trade Sale (an “Exit Resolution”) is placed on the agenda for, and brought to a vote at, the next meeting of the Board, which shall be convened within such period of time as specified by the Majority Holders.

(b)                                 Following approval by the Board of the Exit Resolution, the Controlling Shareholders, the Founders, Sunny Ocean, the Company and HK Holdco shall each procure that the Senior Managers use their best efforts in taking all steps required to implement the IPO plan (including participating in road shows and fully cooperating with underwriters) or Trade Sale and to avoid any and all actions or failures to act that might result in delay in the implementation of the IPO plan or Trade Sale.

(c)                                  The Controlling Shareholders, the Founders, Sunny Ocean, the Company and HK Holdco shall each procure the Senior Managers to at all times use their best efforts to take all actions necessary in order to facilitate liquidity for the Holders before an IPO or Trade Sale (including providing full assistance in relation to any due diligence investigation requested by a potential purchaser of Ordinary Shares or Ordinary Share Equivalents).

(d)                                 Each Offshore Group Company shall ensure that in the event of an IPO, each Holder shall have the right to sell its Ordinary Shares together with any new Ordinary Shares to be sold in such IPO, including any over-allotment option (the “IPO Co-Sale Right”).  The number of Ordinary Shares that may be sold by the Holders pursuant to the IPO Co-Sale Right shall be the number specified by the Holders but no more than 40% of the total number of Ordinary Shares to be offered at the IPO, and shall be prorated between the Holders according to their respective Holder Pro Rata Share immediately prior to the IPO.

56.                               In connection with any IPO, the Company and RYB shall (a) procure that all necessary approvals are obtained for the Ordinary Shares to be freely transferable on the relevant stock exchange subject to the Lock-Up Period as shall be applicable and (b) use its best efforts to liaise with the relevant stock exchange or securities commission for the listing and (if applicable) registration of the Ordinary Shares held by the Holders and Shareholders to enable full liquidity of such ordinary shares on the relevant stock exchange by the Holders and Shareholders.

57.                               Upon the listing and commencement of trading of the shares of the Company pursuant to a Qualified IPO, all Class A Ordinary Shares and Class B Ordinary Shares shall automatically be converted into one class of ordinary shares of the Company, with each one Class A Ordinary Share and each one Class B Ordinary Share converting into one ordinary share of the Company, respectively, and any outstanding Exchangeable Notes will be exchanged into the same class of ordinary shares of the Company as provided in the Conditions.

TRANSMISSION OF SHARES

58.                               The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share.  In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased holder of the Share, shall be the only Person recognised by the Company as having any title to the Share.

59.                               Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

60.                               A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

ALTERATION OF SHARE CAPITAL

61.                               Subject to the other provisions of these Articles, the Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe, provided however that such additional shares may be issued only with the prior written consent of the Chargee until such time as the Share Charge has been discharged.

62.                               Subject to the other provisions of these Articles, the Company may by Special  Resolution:

(a)                                 consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(b)                                 convert all or any of its paid up Shares into stock and reconvert that stock into paid up Shares of any denomination;

(c)                                  subdivide its existing Shares, or any of them into Shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)                                 cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

63.                               The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

REDEMPTION, PURCHASE AND SURRENDER OF SHARES

64.                               Subject to the Companies Law and the other provisions of these Articles, the Company may:

(a)                                 issue Shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Shareholder on such terms and in such manner as the Directors may determine;

(b)                                 purchase its own Shares (including any redeemable Shares) on such terms and in such manner as the Directors may determine and agree with the Shareholder provided always that  for so long as any Share is subject to the Share Charge, no such purchase shall occur without the prior written consent of the Chargee;

(c)                                  make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Companies Law, including out of its capital; and

(d)                                 accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

65.                               Any Share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

66.                               The redemption, purchase or surrender of any Share shall not be deemed to give rise to the redemption, purchase or surrender of any other Share.

67.                               The Directors may when making payments in respect of redemption or purchase of Shares, if authorised by the terms of issue of the Shares being redeemed or purchased or with the agreement of the holder of such Shares, make such payment either in cash or in specie including, without limitation, interests in a special purpose vehicle holding assets of the Company or holding entitlement to the proceeds of assets held by the Company or in a liquidating structure.

TREASURY SHARES

68.                               Shares that the Company purchases, redeems or acquires (by way of surrender or otherwise) may, at the option of the Company, be cancelled immediately or held as Treasury Shares in accordance with the Companies Law. In the event that the Directors do not specify that the relevant Shares are to be held as Treasury Shares, such Shares shall be cancelled.

69.                               No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be declared or paid in respect of a Treasury Share.

70.                               The Company shall be entered in the Register as the holder of the Treasury Shares provided that:

(a)                                 the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)                                 a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Companies Law, save that an allotment of Shares as fully paid bonus shares in respect of a Treasury Share is permitted and Shares allotted as fully paid bonus shares in respect of a treasury share shall be treated as Treasury Shares.

71.                               Treasury Shares may be disposed of by the Company on such terms and conditions as determined by the Directors.

GENERAL MEETINGS

72.                               The Directors may, whenever they think fit, convene a general meeting of the Company.

73.                               The Directors shall give Shareholders notice in writing of any cancellation or postponement.  A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

74.                               General meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders or their proxies, provided that the relevant proxy is expressed to be irrevocable, entitled to attend and vote at general meetings of the Company holding at least ten per cent of any class of issued Shares of the Company deposited at the Office specifying the objects of the meeting by notice given no later than 5 days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than 7 days after the date of such deposit, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which general meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the general meeting shall be reimbursed to them by the Company.

75.                               If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at general meetings of the Company may convene a general meeting in the same manner as nearly as possible as that in which general meetings may be convened by the Directors.

NOTICE OF GENERAL MEETINGS

76.                               At least seven clear days’ notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and the general nature of the business, shall be given in the manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company by Ordinary Resolution to such Persons as are, under these Articles, entitled to receive such notices from the Company, but with the consent of all the Shareholders entitled to receive notice of some particular meeting and attend and vote thereat, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.

PROCEEDINGS AT GENERAL MEETINGS

77.                               All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, any report of the Directors or of the Company’s auditors, and the fixing of the remuneration of the Company’s auditors.  No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

78.                               No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business.  Save as otherwise provided by the other provisions of these Articles, one or more Shareholders holding at least a majority of each class of issued Shares the Company present in person or by proxy and entitled to vote at that meeting shall form a quorum.

79.                               If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved.  In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum.

80.                               Participation in any general meeting of the Company may be by means of a telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

81.                               The chairman, if any, of the Directors shall preside as chairman at every general meeting of the Company.

82.                               If there is no such chairman, or if at any general meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, any Director or Person nominated by the Directors shall preside as chairman, failing which the Shareholders present in person or by proxy shall choose any Person present to be chairman of that meeting.

83.                               The chairman may adjourn a meeting from time to time and from place to place with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting).

84.                               At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

85.                               If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

86.                               In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

87.                               A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF SHAREHOLDERS

88.                               Subject to any rights and restrictions for the time being attached to any Share and the Exchangeable Note, on a show of hands every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a general meeting of the Company, each have one vote and on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which he or the Person represented by proxy is the holder.

89.                               In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

90.                               A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by him, whether on a show of hands or on a poll, by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person, may vote in respect of such Shares by proxy.

91.                               No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

92.                               On a poll votes may be given either personally or by proxy.

93.                               The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an Officer or attorney duly authorised.  A proxy need not be a Shareholder.

94.                               An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve. An appointment of a proxy which is expressed to be irrevocable and is made by way of security for any obligation owed by the relevant Shareholder to any person shall be irrevocable without the prior written consent of such person so long as the relevant obligation remains outstanding.

95.                               The instrument appointing a proxy shall be deposited at the Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting.

96.                               The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

97.                               A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

98.                               In addition to approval by the Board, written approval of the Majority Holders shall be required for any of the actions set forth in Article 124(a) to 124(dd) (such approval to be granted through the holder of the Golden Share) and RYB and the Company and HK Holdco shall not, the Company, HK Holdco, the Controlling Shareholders, Sunny Ocean and the Founders shall each take all actions within their power to ensure that, no Subsidiary shall, take any of the actions set forth in Article 124(a) to 124(dd) without the approval of the Majority Holders, such approval to be granted through the holder of the Golden Share.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

99.                               Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

DIRECTORS

100.                        Number and Composition.  The number of directors constituting the entire board of directors of the Company initially shall be five.  Each Shareholder shall vote its shares at any Shareholders Meeting called for the purpose of filling the positions on the board of directors or in any written consent of Shareholders executed for such purpose to elect, and shall take all other actions necessary to ensure the election to the board of directors of the Company of, (i) three nominees of the Controlling Shareholders (with such nomination right to be by the Controlling Shareholders) (the “Controlling Shareholder Directors”), one of which shall be Ms. Shi and (ii) two nominees nominated by the Majority Holders (with such nomination right exercised by the holder of the Golden Share) (the “Investor Directors”).  Notwithstanding the foregoing, (a) if the Holders together hold more than 50% of all Ordinary Shares calculated on a fully-diluted basis, directly or indirectly, then the Majority Holders shall be entitled to nominate such additional number of directors so that Investor Directors make up a majority of the board of directors of the Company, and (b) upon the occurrence of any Event of Default, each Shareholder shall procure that all Controlling Shareholder Directors are removed from the board of directors and that such additional nominees of the Majority Holders be appointed as the Majority Holders may request, in each case within one Business Day after the occurrence of such Event of Default.

101.                        Removal and Replacement of Directors.

(a)                                 Subject to Article 100, a director shall be removed from the boards of directors of the Company, with or without cause, only upon the affirmative vote of a majority of the Shareholders in accordance with this Article 101; provided that Ms. Shi shall not be removed from the board of directors of the Company without the affirmative vote of the holder of the Golden Share.  Each Shareholder shall exercise its voting power for the removal of an Investor Director upon the request of the Majority Holders (exercised through the holder of the Golden Share).  Otherwise, no Shareholder shall vote for the removal of such Investor Director.

(b)                                 Subject to Article 100, in the event any director resigns or is removed in accordance with Article 101(a), the Majority Holders or Shareholder that nominated such director, as relevant, will have the right to nominate such director’s successor or replacement, and such successor or replacement director shall be nominated and appointed as soon as practicable after the date of such resignation or removal (with the right of the Majority Holders exercised through the holder of the Golden Share).

102.                        Directors’ Access.  Each director shall be entitled to, and the Company shall ensure that each director shall be entitled to, examine the books and accounts of the Company and have free access, at all times, to any and all properties and facilities of the Company.  The Company shall provide such information relating to the business affairs and financial position of the Company and any Subsidiary as any director may require.  Subject to his fiduciary duties, a director may provide such information to the Majority Holders or Shareholder who nominated the director.

103.                        Chairman of the Board.  The chairman of the board of directors of the Company shall be selected by a majority vote of the directors. The directors of the Company shall have the right at any time to remove and replace the chairman.

ALTERNATE DIRECTOR

104.                        Any Director may in writing appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be authorised to sign such written resolutions where they have been signed by the appointing Director, and to act in such Director’s place at any meeting of the Directors.  Every such alternate shall be entitled to attend and vote at meetings of the Directors as the alternate of the Director appointing him and where he is a Director to have a separate vote in addition to his own vote.  A Director may at any time in writing revoke the appointment of an alternate appointed by him.  Such alternate shall not be an Officer solely as a result of his appointment as an alternate other than in respect of such times as the alternate acts as a Director.  The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

POWERS AND DUTIES OF DIRECTORS

105.                        Subject to the Companies Law, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company.  No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

106.                        The Directors may from time to time appoint any Person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit.  Any Person so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.  The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

107.                        The Directors may appoint any Person to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit.  Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

108.                        Subject to Article 98 and Article 124, the Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

109.                        The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

110.                        The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

BORROWING POWERS OF DIRECTORS

111.                        Subject to the restrictions as provided in these Articles, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, or to otherwise provide for a security interest to be taken in such undertaking, property or uncalled capital, and to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

112.                        The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

113.                        The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal.  The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

114.                        Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

115.                        The office of Director shall be vacated, if the Director:

(a)                                 becomes bankrupt or makes any arrangement or composition with his creditors;

(b)                                 dies or is found to be or becomes of unsound mind;

(c)                                  resigns his office by notice in writing to the Company; or

(d)                                 is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS

116.                        Frequency and Location.  Meetings of the board of directors of the Company shall take place as frequently as required to operate the business in an efficient manner but in any case shall take place generally at least once in every three month period.  Meetings shall be held in a location approved by a majority of the directors (including at least one Investor Director) having regard to potential tax consequences to the Company of having a board meeting in such location.

117.                        Notice.  A meeting may be called by the chairman of the board of directors or by any one of the other directors giving notice in writing to the chairman or all the other directors specifying the date, time and agenda for such meeting.  The chairman shall upon receipt of such notice give a copy of such notice by registered post or facsimile to all directors at such addresses or numbers that the directors shall inform the Company in writing from time to time of such meeting, accompanied by a written agenda specifying the business of such meeting and copies of all papers relevant for such meeting, provided that such notice, agenda and papers may be given by e-mail only, and if the Company does not receive an acknowledge of the receipt of such email (other than by an automatic e-mail acknowledgement) from a director within one day, they shall also be sent by registered post or facsimile at the end of such day.  For the avoidance of doubt, if a director gives notice in writing to all of the other directors of a meeting, such meeting shall be deemed to be duly called regardless of whether the chairman provides a copy of such notice to the directors. Not less than 14 days’ notice shall be given to all directors; provided that such notice period may be reduced with the written consent of all directors.

118.                        Quorum.  All meetings of the board of directors of the Company shall require a quorum of at least one-third of the directors; provided however that the quorum must include at least one Investor Director.  Notwithstanding the foregoing, if such a quorum is not present within one hour from the time appointed for the meeting of the board of directors of the Company, such meeting shall be adjourned to a meeting to be held on the fifth Business Day following adjourned meeting at the same time and place. If the required quorum is not present at such reconvened meeting, the directors present shall constitute a quorum to convene such meeting of the board of directors of the Company, provided that at least one Investor Director is present.

119.                        Voting.  At each meeting of the board of directors of the Company, each director may exercise one vote.  Any director may, by written notice to the Company, authorize another director to attend and vote by proxy for such director at any board meeting.  Except as provided otherwise in these Articles, the adoption of any resolution of the board of directors shall require the affirmative vote of a simple majority of the directors present at a duly constituted meeting of the board of directors.

120.                        Telephonic Participation.  Directors may participate in meetings of the board of directors of the Company by telephone, and such participation shall constitute presence for purposes of the quorum provisions of Article 118.

121.                        Expenses.  The Company shall reimburse the directors quarterly for all of the directors’ reasonable out-of-pocket costs, fees and expenses in their services as member of the relevant board of directors.

122.                        Action by Written Consent.  Any action that may be taken by the directors at a meeting may be taken by a written resolution signed by all directors.

123.                        Subsidiary Board. The Company and HK Holdco shall cause HK Holdco and each other Subsidiary to have a board of directors as its governing and managing body (each, a “Subsidiary Board”). The Company and HK Holdco each agrees to, and shall cause each applicable Subsidiary to, vote or act with respect to their shares and elect members of each Subsidiary Board so that the composition of each Subsidiary Board is identical as the Board at all times.  The Company and HK Holdco shall procure that the provisions in Articles 116 to 124 shall be binding upon the applicable Subsidiary in the exercise of its voting rights.

124.                        Board Approval.  Subject to any additional or contrary requirements imposed by the applicable law and the Companies Law, the Company shall not, and the Company, the Controlling Shareholders and the Founders shall ensure that no Subsidiary shall, without the written approval of at least one Investor Director, take any of the actions set out below:

(a)                                 any alteration of the rights, preferences or privileges of the Exchangeable Notes or the Ordinary Shares;

(b)                                 making any change in the Memorandum of Association or these Articles or other corporate constitutional documents of any Group Company;

(c)                                  carrying on any business other than the existing business of any Group Company, making any change in the nature or scope of the business of any Group Company or the commencement of or expansion in any new business not being ancillary or incidental to the business of any Group Company, or cessation of any principal business operation of any Group Company;

(d)                                 any form of reorganization of any Group Company, including amalgamation, restructuring, merger or consolidation, or conveyance, transfer, lease, or any transaction in which all or substantially all of the assets or business of any Group Company are sold or transferred to a Person other than another Group Company;

(e)                                  any reduction or increase of the share capital, reclassification, re-designation or variation of the rights attaching to any class of shares, equity interests or securities of any Group Company, or any change of the capital structure of any Group Company;

(f)                                   the causing or permitting of any Group Company to sell, mortgage, pledge, lease, transfer or otherwise dispose of assets with a book value in excess of RMB5 million (or its equivalent in other currencies) individually or in the aggregate in any Financial Year or the sale, transfer, license, charge, encumbrance or other disposal of any trademarks, patents or other intellectual property owned by any Group Company;

(g)                                  the liquidation, administration, winding-up, bankruptcy or dissolution, or making any composition or arrangement with creditors, of any Group Company;

(h)                                 any issue of shares, equity interests or debt or Equity Securities of any Group Company, or creation or granting of any right or entitlement for acquiring or subscribing for the capital or debt or equity security of any Group Company;

(i)                                     any redemption, purchase or other acquisition of any shares, equity interests or securities of any Group Company;

(j)                                    effecting any public offering of the securities of any Group Company or the taking of any step towards, or appointment of any advisers in connection, with a potential public offering of any securities of any Group Company;

(k)                                 acquisition of, investment in, establishing any associated company, joint venture or partnership with, consortium or merger or consolidation with, a Person that is not a Group Company, or engagement in joint product or business development or joint sales and marketing;

(l)                                     declaration or payment of any dividend in cash or specie, or making any other form of distribution of profit or assets to the shareholders of any Group Company;

(m)                             approval of each business plan and each annual budget (including without limitation each annual budget with respect to capital expenditures) of any Group Company or any modification thereto;

(n)                                 any use of proceeds from issue of the Exchangeable Notes that does not adhere to the requirements under the Note Purchase Agreement;

(o)                                 entering into a single or a series of arrangements (including, without limitation, any guarantee or voluntary assumption of any liability) outside of the annual budget or business plan that has been approved by the Majority Holders, or under which arrangements any Group Company would incur a payment obligation in an amount in excess of the relevant amount set forth in the approved budget or business plan by more than RMB5 million (or an equivalent amount thereof in another currency);

(p)                                 change of auditors, alteration of its financial year end, change of the accounting or tax standard, policy or reporting policies of any Group Company;

(q)                                 any restriction on any of Group Company to make any distribution (by way of dividends or otherwise) to any other Group Company, or any restriction in any way of any payment or repayment of the principal or interest in respect of any loan made to or by any Group Company from or to another Group Company;

(r)                                    change the terms of employment (including without limitation terms of remuneration, compensation, severance or benefits package (including in kind compensation and allowance)) of any director, officer or employee of any Group Company who individually (for any one director, officer or employee) has a base salary in excess of RMB500,000, or an equivalent amount in any other currency per year;

(s)                                   implement, terminate, amend or alter the terms of any bonus or profit sharing scheme or any employee share option or share participation scheme of any Group Company (including without limitation number of options, grant of options, vesting period and exercise price of options);

(t)                                    appoint or remove any Senior Manager or determine the terms of appointment or determine or modify the compensation (including without limitation any employee share options) of, or any significant changes to, the terms of the appointment of, any Senior Manager;

(u)                                 making any loan or advancing or giving any credit or any financial assistance to any officer, director or employee of any Group Company;

(v)                                 borrowing a single or a series of loans or entering into a single or a series of arrangements (including, without limitation, any guarantee or voluntary assumption of any liability) under which arrangements RYB or any Subsidiary would or might incur a payment obligation (contingent or otherwise), in each case the principal amount of which or the amount of the payment obligation is in excess of RMB5 million, in the case of any single loan or arrangement, or in excess of RMB10 million in the aggregate for more than one loan borrowed or arrangement entered into in any Financial Year (or, in each case, an equivalent amount thereof in another currency);

(w)                               borrowing of the Bank Loan (as defined in the Shareholder and Noteholder Agreement) and the relevant terms and conditions;

(x)                                 providing any collateral or otherwise creating any encumbrance over the whole or any part of the capital, undertaking, property or assets of any Group Company;

(y)                                 any change in the composition of the board of directors of any Group Company, or any committee thereof;

(z)                                  the approval of, or adjustments or modifications to the terms of, transactions involving the interest of any director, officer, employee, shareholder or Connected Person of any Group Company or any of their respective Affiliates and associates, including without limitation provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any such Person;

(aa)                          any initiation, withdrawal or settlement of any court proceedings, arbitral proceedings or other legal proceedings or claims;

(bb)                          the approval of the audited annual financial statements of any Group Company;

(cc)                            the delegation of any powers of the board of directors to a committee or any Person; or

(dd)                          agreeing to take any of the actions set forth in the foregoing clauses.

125.                        A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors.  A general notice given to the Directors by any Director to the effect that he is to be regarded as interested in any contract or other arrangement which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made.  A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

126.                        A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established.  A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

127.                        Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

128.                        The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)                                 all appointments of Officers made by the Directors;

(b)                                 the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)                                  all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

129.                        A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be.  When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

130.                        As long as the continuing Directors include an Investor Director, the continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

131.                        The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting.

132.                        Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings.  If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting.

133.                        Subject to Article 98 and Article 124, a committee appointed by the Directors may meet and adjourn as it thinks proper.  Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

134.                        All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

DIVIDENDS

135.                        Subject to any rights and restrictions for the time being attached to any Shares and Exchangeable Notes, or as otherwise provided for in the Companies Law and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

136.                        Subject to any rights and restrictions for the time being attached to any Shares and Exchangeable Notes and these Articles, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

137.                        Any Special Dividend and any dividend in relation to the Future Investor Financing Transaction declared and paid in accordance with Articles 149 to 152 shall be paid only in respect of the Class B Ordinary Shares and shall not be declared in favour of or distributed in respect of the Class A Ordinary Shares.

138.                        When declaring any dividend according to Article 135, the Directors may determine, before recommending or declaring any dividend, to set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the determination of the Directors, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

139.                        Any dividend may be paid in any manner as the Directors may determine.  If paid by cheque it will be sent through the post to the registered address of the Shareholder or Person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such Person and such address as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.  Every such cheque shall be made payable to the order of the Person to whom it is sent or to the order of such other Person as the Shareholder or Person entitled, or such joint holders as the case may be, may direct.

140.                        The Directors when paying dividends to the Shareholders in accordance with the foregoing provisions of these Articles may make such payment either in cash or in specie and may determine the extent to which amounts may be withheld therefrom (including, without limitation, any taxes, fees, expenses or other liabilities for which a Shareholder (or the Company, as a result of any action or inaction of the Shareholder) is liable).

141.                        Subject to any rights and restrictions for the time being attached to any Shares and Exchangeable Notes, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares.

142.                        If several Persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

143.                        No dividend shall bear interest against the Company.

FUTURE INVESTOR FINANCING

144.                        The Controlling Shareholders, Sunny Ocean and the Founders shall use their respective best efforts to procure that within six months after the Closing Date, one or more investors approved by the Majority Holders (the “Approved Investors”) enters into an investment transaction  at the conclusion of which the Approved Investors shall together hold no less than 15% and no more than 20% of the Ordinary Shares, such transaction to be based on an equity valuation of no less than US$200,000,000 for the Company and on such other terms and conditions as approved in writing by the Majority Holders (the “Future Investor Financing Transaction”). As a result of the Future Investor Financing Transaction, the aggregate Pro Rata Share of all Holders shall be reduced by 10%, and the proportion Ms. Shi’s total direct and indirect holding of the Ordinary Shares bears to all Ordinary Shares of the Company shall not be reduced by more than 5%. In the event that the Future Investor Financing Transaction involves a subscription for Ordinary Shares by the Approved Investors each Controlling Shareholder and Founder and Sunny Ocean shall procure that the Company shall declare and pay a dividend in an amount up to the amount of the subscription proceeds from the Approved Investors to RYB. All percentages referred to in this Article shall be calculated on a fully-diluted basis.

145.                        Simultaneously with the closing of the Future Investor Financing Transaction, to the extent that any Holder does not hold a sufficient number of Ordinary Shares to be purchased from it as part of the Future Investor Financing Transaction, such Holder shall exchange such portion of the Exchangeable Notes held by it at the then applicable Exchange Price (as defined under the

Conditions) so that it has the required number of Ordinary Shares to be purchased, with such exchange being contingent on the completion of the closing of the Future Investor Financing Transaction.

146.                        The proceeds of the Future Investor Financing Transaction, other than any amounts paid to the Holders, shall be applied as follows:

(a)                                 the USD equivalent of RMB25 million shall be paid to Sunny Ocean or any other entity designated by Ms. Shi, for the purposes of the repayment in full of a loan owed by Ms. Shi to the Operating Company; and

(b)                                 all amounts advanced or paid, or any Losses that have been suffered or incurred, by any Group Company, in respect of the Playgroup Business, up to and until the closing date of the Future Investor Financing Transaction shall be repaid in full.

Such repayments shall be completed on the date of closing of the Future Investor Financing Transaction.

147.                        If the Future Investor Financing Transaction closes within six months after the Closing Date, such that the Exchange Ratio (as defined in the Conditions) would have been adjusted to 44.7% pursuant to section 4.6(c)(i) of the Conditions if the Exchangeable Notes had still been outstanding, but prior to the closing of the Future Investor Financing Transaction the Exchangeable Notes have been exchanged for Ordinary Shares (such shares into which the Exchangeable Notes have already been exchanged, the “Exchange Shares”) amounting to more than 44.7% of all Ordinary Shares (calculated on a fully-diluted basis) (the “Exchanged Percentage”), the Holders shall transfer back to RYB such number of Exchange Shares representing such percentage of all Ordinary Shares (calculated on a fully-diluted basis) as equals the amount by which the Exchanged Percentage exceeds 44.7%, with each Holder transferring its pro-rata share of such number based on the number of Exchange Shares that such Holder holds divided by the aggregate number of Exchange Shares held by all Holders.

148.                        The provisions of Article 36 to 43 shall not apply to the Future Investor Financing Transaction.

149.                        If the closing of the Future Investor Financing Transaction has not occurred within six months after the Closing Date, then each Controlling Shareholder and Founder and Sunny Ocean shall procure that the Company shall within one year (or such other period approved by the Majority Holders) after the Closing Date obtain a loan in the principal amount of up to US$20,000,000 and on other terms to be approved by the Majority Holders (“Bank Loan”), and complete any restructuring required by the Majority Holders or by the bank and approved by the Majority Holders for the purpose of the Bank Loan. Each Holder shall provide such assistance as the Company may reasonably request in respect of obtaining the Bank Loan.  Upon receipt of the loan amount, each Controlling Shareholder and Founder and Sunny Ocean shall procure that the Company shall, subject to applicable law, declare and pay a dividend in an amount equal to up to the amount of the principal amount of the Bank Loan to RYB (“Special Dividend”), and that US$10,000,000 of the proceeds of the Bank Loan shall be used by RYB to redeem Exchangeable Notes in the principal amount of US$10,000,000.

150.                        Each Controlling Shareholder and Founder and Sunny Ocean agrees to procure that the proceeds of the Special Dividend, after the redemption of Exchangeable Notes described in Article 149 above, shall be used as follows:

(a)                                 the USD equivalent of RMB25 million shall be paid to Sunny Ocean or any other entity designated by Ms. Shi, and Ms. Shi shall procure the repayment in full of a loan owed by Ms. Shi to the Operating Company; and

(b)                                 all other amounts advanced or paid, or any Losses that have been suffered or incurred, by any Group Company in respect of the Playgroup Business, up to and until the date the Special  Dividend is paid shall be repaid in full.

Such repayments shall be completed no later than the fifth Business Day subsequent to the date the Special Dividend is paid.

151.                        If in order to obtain the Bank Loan, the bank requires first-ranking security over any Ordinary Shares already subject to any Share Charge in favour of any Holder, such Holder agrees to take all reasonable steps to subordinate its security interest under the relevant Share Charge to the bank.

152.                        Holders of Class B Ordinary Shares shall be entitled to receive any Special Dividend and any dividend declared in relation to the Future Investor Financing Transaction, which for the avoidance of doubt shall not be declared in favour of or distributed to any holders of Class A Ordinary Shares.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

153.                        The Company shall, and shall cause each Subsidiary to, keep proper, complete and accurate books of accounts in accordance with IFRS.  The Company shall cause each Subsidiary to keep proper, complete and accurate books of account in RMB or the currency of the jurisdiction in which such Subsidiary is organized, in accordance with applicable accounting rules.  The Company shall have its accounts and those of each Subsidiary consolidated and then adjusted and audited annually in accordance with IFRS by a Big 4 Accounting Firm appointed by the Board.

154.                        The books of account shall be kept at the Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

155.                        The Company shall allow each Holder and its authorized representatives, at the sole cost of the Company, to inspect its books and accounting records and those of the Subsidiaries, to make extracts and copies therefrom at its own expense and to have full access to all of the Company’s and each Subsidiary’s property and assets.

156.                        The Company shall provide to each Holder:

(a)                                 within three months after the end of each Financial Year, the Company Audited Financial Statements for such Financial Year;

(b)                                 within 15 Business Days after the end of each quarter, quarterly management accounts for the Company and each Subsidiary;

(c)                                  within five Business Days after the end of each month, monthly management accounts for the Company and each Subsidiary; and

(d)                                 such other reports as the Board may determine.

157.                        The Directors in each year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Law and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES

158.                        Subject to the Companies Law and the other provisions of these Articles, the Directors may:

(a)                                 resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)                                 appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)                                     paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)                                  paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and, for so long as the Share Charge has not been terminated, with the prior written consent of the Chargee, allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)                                  make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)                                 authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)                                     the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)                                  the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)                                  generally do all acts and things required to give effect to any of the actions contemplated by this Article.

SHARE PREMIUM ACCOUNT

159.                        The Directors shall in accordance with the Companies Law establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

160.                        Subject to the other provisions of these Articles, there shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the determination of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Law, out of capital.

NOTICES

161.                        Any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

162.                        Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

163.                        Any notice or other document, if served by:

(a)                                 post, shall be deemed to have been served five clear days after the time when the letter containing the same is posted;

(b)                                 facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)                                  recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)                                 electronic mail, shall be deemed to have been served immediately upon the time of the transmission by electronic mail.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

164.                        Any notice or document delivered or sent in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

165.                        Notice of every general meeting of the Company shall be given to:

(a)                                 all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

(b)                                 every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INDEMNITY

166.                        Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other Officer (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

167.                        No Indemnified Person shall be liable:

(a)                                 for the acts, receipts, neglects, defaults or omissions of any other Director or Officer or agent of the Company; or

(b)                                 for any loss on account of defect of title to any property of the Company; or

(c)                                  on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)                                 for any loss incurred through any bank, broker or other similar Person; or

(e)                                  for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)                                   for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud as determined by a court of competent jurisdiction.

NON-RECOGNITION OF TRUSTS

168.                        Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and, other than the interest of the Chargee under the Share Charge, which is hereby consented to, recognised and acknowledged by the Company the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Law requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors.

WINDING UP

169.                        If the Company shall be wound up the liquidator shall apply the assets of the Company in such manner and order as he thinks fit in satisfaction of creditors’ claims.

170.                        Subject to the other provisions of these Articles, if the Company shall be wound up, the liquidator may, with the sanction of an Ordinary Resolution divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different Classes.  Subject to the other provisions of these Articles, the liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any assets whereon there is any liability.

AMENDMENT OF ARTICLES OF ASSOCIATION

171.                        Subject to the Companies Law, the rights attaching to the various Classes and Exchangeable Notes, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

172.                        For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case two days.  If the Register shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

173.                        In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

174.                        If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

175.                        The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

MERGERS AND CONSOLIDATION

176.                        The Company may merge or consolidate in accordance with the Companies Law, , subject to rights attaching to the various Classes and Exchangeable Notes.

177.                        To the extent required by the Companies Law and subject to rights attaching to the various Classes and Exchangeable Notes,, the Company may by Special Resolution resolve to merge or consolidate the Company.

DISCLOSURE

178.                        The Directors, or any authorised service providers (including the Officers, the Secretary and the registered office agent of the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, information contained in the Register and books of the Company.